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                                                                     EXHIBIT 3.2

                          CERTIFICATE OF AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                      OF
                              COYOTE SPORTS, INC.

     Coyote Sports, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby adopts the following Amendment to Articles of Incorporation, pursuant to unanimous approval of the Shareholders of the Corporation:

     The last paragraph of Article VII of the Amended and Restated Articles of Incorporation shall be amended to read as follows:

          "Any director may be removed from office by the vote of shareholders representing not less than a majority of the issued and outstanding stock entitled to vote at a meeting called for that purpose."

     A new ARTICLE XII is added to the Amended and Restated Articles of Incorporation, which ARTICLE shall read as follows:

                                 "ARTICLE XII

          The corporation expressly elects not to be governed by Section 78.378 to 78.3793 inclusive of the Nevada Domestic and Foreign Corporation Laws.

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Certificate of Amendment to its Amended and Restated Articles of Incorporation this 4th day of August, 1997.

                                COYOTE SPORTS, INC.

                                /S/ MEL S. STONEBRAKER
                                -----------------------------------------------
                                Mel S. Stonebraker, President

                                /S/ JAMES M. PROBST
                                -----------------------------------------------
                                James M. Probst, Secretary

STATE OF COLORADO   )
                    ) ss.
COUNTY OF BOULDER   )

     The foregoing Certificate of Amendment to Articles of Incorporation were acknowledged and executed by Mel S. Stonebraker and James M. Probst, who are personally known to me to be duly elected President and Secretary of the Corporation, this 4th day of August, 1997.

     My commission expires:4-7-2001

                                  /S/ ROXANN D. MACK
                                  -------------------------------------------
                                  Notary Public